UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2006 (May 15, 2006)

Hughes Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51784	13-3871202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2006, Hughes Communications, Inc. (the “Company”) issued a press release announcing certain financial results for the quarter ended March 31, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 15, 2006, the Company’s subsidiaries, Hughes Network Systems, LLC and HNS Finance Corp. (together, the “Issuers”), delivered a Report to Holders and Indenture Trustee (the “Report”) to the holders of the Issuers’ 9 1/2 % senior notes due 2014 (the “Notes”) and the trustee pursuant to Section 4.03 of the indenture governing the Notes. The Report relates to the quarterly period ended March 31, 2006. A copy of the Report is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in this Form 8-K, including the related press release filed as Exhibit 99.1 hereto and the Report filed as Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 3 hereof, which is incorporated by reference in this Item 9.01(d).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Communications, Inc.

Date: May 16, 2006	By:	/s/ Dean A. Manson
		Name:	Dean A. Manson
		Title:	Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 15, 2006 issued by Hughes Communications, Inc. regarding financial results for the quarter ended March 31, 2006.

99.2	Report to Holders and Indenture Trustee pursuant to the indenture governing the 9 1/2 % senior notes due 2014 issued by Hughes Network Systems, LLC and HNS Finance Corp.

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